FIN0VA

                                   SCHEDULE TO

                           LOAN AND SECURITY AGREEMENT


BORROWER: ROCKFORD CORPORATION

ADDRESS:  648 SOUTH RIVER DRIVE
          TEMPE, ARIZONA  85281

DATE:     JUNE 20, 1997


This Schedule forms an integral part of the Loan and Security Agreement between the above Borrower and FINOVA Capital Corporation dated the above date, and all references herein and therein to "this Agreement" shall be deemed to refer to said Agreement and to this Schedule.

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TOTAL FACILITY (SECTION 1.1):

            The Total Facility is the amount of Twenty Million and No/100 Dollars ($20,000,000.00).

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LOANS (SECTION 1.2):

                  RECEIVABLES LOANS: A revolving line of credit consisting of loans against Borrower's Eligible Receivables ("Receivable Loans") in an aggregate outstanding principal amount not to exceed the lesser of:

                        (a) the total of:

                              (i) the Total Facility minus

                              (ii) the aggregate outstanding and unpaid
                        principal balance of all Inventory Loans; minus

                              (iii)the outstanding and unpaid principal balance
                        of Term Loan A; minus

                              (iv) the aggregate outstanding and unpaid balance
                        of all Capex Loans; minus

                              (v) the aggregate sum of the outstanding and
                        unpaid principal balance of all Senior Notes on and after October 10, 1997;

                              or

                        (b) the total of:

                              (i) an amount equal to eighty percent (80.0%) of
                        the net amount of the Eligible Receivables (after first deducting from such Eligible Receivables a dilution reserve to account for dilution in excess of ten percent (10.0%) to be established at Lender's sole


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                        discretion and to be adjusted quarterly at Lender's sole
                        discretion on a trailing twelve-month basis); minus

                              (ii) the aggregate sum of the outstanding and
                        unpaid principal balance of all Senior Notes on and after October 10, 1997.

                  Lender may change the applicable advance rate set forth above from time to time in its sole discretion.


                  INVENTORY LOANS AND SEASONAL LOANS: A revolving line of credit consisting of loans against Borrower's Eligible Inventory in an aggregate outstanding principal amount not to exceed the lesser of:

                        (a) the amount of Six Million and No/100 Dollars
                  ($6,000,000.00); or

                        (b) (i) the sum of:

                              (A) fifty percent (50.0%) of the value of
                        Borrower's Eligible Raw Materials Inventory; plus

                              (B) sixty-five percent (65.0%) of the value of
                        Borrower's Eligible U.S. Finished Goods Inventory; plus

                              (C) the lesser of (1) sixty-five percent (65.0%)
                        of the value of Borrower's Eligible Foreign Finished Goods Inventory, or (2) the amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00); or

                        (ii) during the four consecutive calendar months of
                  November through February, the sum of:

                              (A) an additional ten percent (10.0%), over and
                        above the provisions of paragraph (b)(i)(A) and paragraph (b)(i)(B) above, of the value of each of Borrower's Eligible Raw Materials Inventory and Borrower's Eligible U.S. Finished Goods Inventory, respectively; plus

                              (B) the lesser of (i) an additional ten percent
                        (10.0%), over and above the provisions of paragraph
                        (b)(i)(C)(1) above, of the value of Borrower's Eligible Foreign Finished Goods Inventory, or (ii) the positive amount by which the amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) exceeds sixty-five percent (65.0%) of the value of Borrower's Eligible Foreign Finished Goods Inventory.

                  The value of Borrower's Eligible Inventory shall in all instances be calculated at the lower of cost or market value and determined on a first-in, first-out basis. Lender may change the applicable advance rate set forth above from time to time in its sole discretion.

                  Loans advanced pursuant to paragraph (b)(i) above are herein called the "Inventory Loans." Loans advanced pursuant to paragraph (b)(ii) above are herein called the "Seasonal Loans." The Inventory Loans, Seasonal Loans and Receivables Loans are herein called the "Revolving Loans."

                  TERM LOAN A: A single-advance term loan against the value of Borrower's existing machinery and equipment ("Term Loan A") in the original principal amount of Two Million and No/100 Dollars $2,000,000.00). Term Loan A shall be repayable upon such terms and subject to such conditions as are set forth on the promissory note of Borrower evidencing such Term Loan A ("Term Note A"), in form and substance satisfactory to Lender in its sole discretion. The outstanding and unpaid principal balance of and all accrued and unpaid interest on Term Loan A shall in all events be due and payable on the earlier to occur of (a) the Maturity Date or (b) the date on which this Agreement is terminated and all Obligations become due and payable as provided in Section 16 or Section 17 above or otherwise pursuant to this Agreement.


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                  CAPEX LOANS: One or more term loans (each a "Capex Loan" and collectively the "Capex Loans") to finance in part the acquisition costs of Borrower's post-Closing Equipment purchases. Each Capex Loan shall bear interest only (payable monthly in arrears) to the nearest anniversary date of this Agreement, and thereafter shall be repayable in monthly installments of principal to be calculated based upon a five-year straight-line amortization period plus interest outstanding from time to time at the Capex Loans Interest Rate, but in any event upon such terms and subject to such conditions as are set forth on the promissory note of Borrower evidencing the aggregate amount of all Capex Loans (the "Capex Note"), in form and substance satisfactory to Lender in its sole discretion, upon the following terms and subject to the following conditions: (a) Lender shall have no obligation to make a Capex Loan which, without giving effect to any amortization or repayment of the Capex Loans, would cause the aggregate amount of all Capex Loans advanced hereunder to exceed the amount of One Million and No/100 Dollars ($1,000,000.00); (b) the Capex Loans, if any, shall be evidenced by the Capex Note, and otherwise shall be made on such terms and subject to such conditions as are set forth herein, (c) Borrower shall have notified Lender in writing not less than one (1) Business Day prior to the date upon which the Capex Loan is to be made, specifying the amount of such Capex Loan and the Capital Expenditure acquisition to be financed thereby; (d) each Capex Loan (other than a Capex Loan which makes the aggregate of all Capex Loans equal to $1,000,000) shall be in the amount of at least Fifty Thousand and No/100 Dollars (S50,000.00); (e) Lender shall be satisfied that it will receive a purchase money security interest in the Equipment to be financed by and acquired with the proceeds of the Capex Loan; (f) no Capex Loan shall exceed the amount of eighty percent (80.0%) of the "hard" acquisition costs (excluding without limitation installation, training, supplies, ancillary or accessory items or similar "soft" costs) of the Equipment to be acquired with the proceeds of such Capex Loan; (g) Borrower may not request more than two
                  (2) Capex Loans during any calendar month; (h) Lender may, in its sole discretion, make any Capex Loan by funding directly to the seller of the Equipment to be financed by such Capex Loan and to require Borrower to execute and to deliver to Lender prior to funding of such Capex Loan a UCC-I Financing Statement concerning such Equipment to be acquired; (i) Lender shall have no obligation to make any Capex Loan if, either before or after giving effect to such requested Capex Loan, Borrower would not be in compliance with the financial covenants set forth in Section 13.14 of this Agreement or any other term or condition of this Agreement; and (j) to the extent not contrary to this paragraph, the terms and conditions applicable to all advances of any Loans shall apply to any Capex Loan. The outstanding and unpaid principal balance of and all accrued and unpaid interest on all Capex Loans shall in all events be due and payable on the earlier to occur of (a) the Maturity Date or (b) the date on which this Agreement is terminated and all Obligations become due and payable as provided in Section 16 or Section 17 above or otherwise pursuant to this Agreement.

                  The Revolving Loans and the Term Loans are collectively herein called the "Loans."

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CONDITIONS PRECEDENT (SECTION 2.1):

                  The obligation of Lender to make the initial advance hereunder is subject to the fulfillment, to the satisfaction of Lender and its counsel, of each of the following conditions, in addition to the conditions set forth in Sections 2.1 and 2.2 above: (a) Excess Availability. Borrower shall have excess borrowing availability under the Receivables Loans facility of not less than Five Hundred Thousand and No/100 Dollars ($500,000.00), after giving effect to the initial advance hereunder and after giving effect to payment in full of all of Borrower's suppliers to within sixty (60) days of such suppliers' respective written or agreed-upon terms of payment.
                  (b) Opinions. To the extent any persons other than Borrower and Lender shall be parties to the Loan Documents, Lender reserves the right to require satisfactory opinions of counsel for each such person concerning the proper organization of such person and the due authorization, execution, delivery, enforceability, validity and binding effect of the Loan Documents to which such person is a party. Each such opinion of counsel shall confirm, to the satisfaction of Lender, that the opinion is being


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                  delivered to Lender at the instruction of the party
                  represented by such counsel, that Lender is entitled to rely on such opinion, and that for purposes of such reliance Lender is deemed to be in privity with the opining counsel. (c) Review of Material Agreements. Prior to Closing, Lender shall have reviewed and approved all material agreements to which Borrower is a party, including, without limitation, all documents in respect of the borrowing of money, all joint venture agreements, royalty agreements, license agreements, employment/management incentive agreements, all non-compete agreements to which Borrower is a party, and such other agreements as are requested by Lender for review. (d) Approval of Employment and Other Agreements. Lender shall have reviewed and approved all employment or sales agreements to be in effect as of the Closing between Borrower and 3G. In addition, Lender may require in its sole discretion that Borrower, enter into one or more employment agreements with certain of Borrower's employees. (e) Approval of Projections. Lender shall have received and approved cash flow projections and a pro forma balance sheet with adjusting entry showing (i) that the proposed Loans, together with any equity investment required of Borrower by Lender under this Agreement, will satisfy Borrower's projected working capital needs; and (ii) that following the Closing of the Loans, (A) the then present fair market value of the assets of Borrower will be greater than the total amount of liabilities, including contingent, subordinated, absolute, fixed, matured or unmatured and liquidated or unliquidated liabilities, of Borrower, (B) the present fair market value of the assets of Borrower will be sufficient to pay the probable liability of Borrower on its existing debts as such debts become absolute and matured, (C) Borrower will not be left with property which would constitute an unreasonably small capital, (D) Borrower will not incur debts beyond its ability to pay as they mature, (E) Borrower will have a tangible net worth in a minimum amount to be considered solvent immediately following the proposed initial advance hereunder, or in the alternative Borrower may provide a "solvency opinion" acceptable in all respects to Lender in its sole discretion, and (F) Borrower will have reasonably sufficient capital for the conduct of its business following the initial advance hereunder. (f) UCC, Lien Searches. Lender shall have received and approved the results of UCC, tax lien, litigation, judgment, and bankruptcy searches regarding Borrower, and shall have received satisfactory customer, vendor and credit reference checks on Borrower and Guarantors. In addition, Lender shall have received satisfactory personal investigatory reports on each member of the senior management of Borrower, including without limitation W. Gary Suttle and James M. Thomson, as well as so-called "Bishop" reports on certain Persons associated with Borrower. (g) Cash Collections. Lender shall have approved Borrower's proposed methods for, and arrangements shall have been made for, submission of Borrower's cash collections to Lender. (h) First Priority Perfected Security Interest. Lender shall have received and perfected a first priority security interest in the Collateral. (i) Appraisal. Lender shall have received and approved in its sole discretion an appraisal of (1) Borrower's unencumbered Equipment located at Borrower's plants in Tempe, Arizona and Grand Rapids, Michigan demonstrating a minimum orderly liquidation value of not less than One Million and No/100 Dollars ($1,000,000.00) and (2) Borrower's Inventory, other Equipment and fixed assets which are to become Collateral. ( j) Foreign Credit A/R Insurance. Lender shall have received and approved a new policy of foreign credit accounts receivable insurance, having a term and coverages acceptable to Lender in its sole discretion.

                  Borrower shall cause the conditions precedent set forth in
                  Section 2.1 of this Agreement and set forth above in this Schedule to be satisfied on or before June 30, 1997.


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INTEREST AND FEES (SECTION 3.1):

      I.    REVOLVING LOANS.

      A.    Interest.

                  (i) Rates of Interest. The Revolving Loans shall bear interest on the unpaid principal amount thereof from the date such Revolving Loans are made and until paid in full at one of the following rates, as selected by Borrower from time to time as provided in this Section:

                        (a) Base Rate Option (Receivables Loans and Inventory
            Loans only). That portion of the outstanding principal balance of the Receivables Loans and the Inventory Loans subject to this option shall bear interest at a fluctuating rate per annum equal at all times to one percent (1.0%) in excess of the Base Rate;

                        (b) LIBO Rate Option (Receivables Loans and Inventory
            Loans only). That portion of the outstanding principal balance of the Receivables Loans and the Inventory Loans subject to this option shall bear interest at a fixed rate per annum equal to three and one-quarter percent (3.250%) in excess of the LIBO Rate applicable to such LIBO Rate Portion;

                        (c) Base Rate Option (Seasonal Loans only). That portion
            of the outstanding principal balance of the Seasonal Loans subject to this option shall bear interest at a fluctuating rate per annum equal at all times to three percent (3.0%) in excess of the Base Rate; and

                        (d) LIBO Rate Option (Seasonal Loans only). That portion
            of the outstanding principal balance of the Seasonal Loans subject to this option shall bear interest at a fixed rate per annum equal to five and one-quarter percent (5.250%) in excess of the LIBO Rate applicable to such LIBO Rate Portion.

            Notwithstanding the foregoing, if for Borrower's fiscal year ending December 31, 1997 Borrower's EBITDA exceeds the amount of $5,500,000 and Borrower's Senior Debt Coverage exceeds 1.40 to 1.0, as determined by the audited financial statements to be provided pursuant to Section 5.2 of this Agreement, then (effective on the first day of the calendar month first following Lender's review and approval of such audited financial statements and the calculations of EBITDA and Senior Debt Coverage Ratio) the applicable Margin otherwise added to the Base Rate or the LIBO Rate, as applicable, shall be reduced by subtracting therefrom one-quarter of one percent (0.250%); provided, however, that if for any consecutive twelve-calendar-month period ending after December 31, 1997 Borrower's EBITDA does not exceed the amount of $5,500,000 or Borrower's Senior Debt Coverage Ratio does not exceed 1.40 to 1.0, as determined by Lender, then (effective on the first day of the calendar month first following such determination and at all times thereafter) the applicable Margin shall revert to that provided in subparagraphs (a) through (d) above.

                        The interest rate chargeable hereunder shall be
            increased or decreased, as the case may be, without notice or demand of any kind, upon the announcement of any change in the Base Rate. Each change in the Base Rate shall be effective hereunder on the first day following the announcement of such change, provided, that a cumulative change of less than one-fourth of one percent (0.25%) shall not be considered. Interest charges and all other fees and charges herein shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable to Lender in arrears on the first day of each month.

                        If on any day notice has not been timely delivered by
            Borrower to Lender in accordance with the terms of this Agreement specifying the basis for determining the rate of interest on that day, then for that day Borrower shall be deemed to have selected the Base Rate Option. The outstanding principal


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            balance of Obligations other than the Loans shall bear interest from the date such Obligations are incurred until paid in full based upon the Base Rate Option. Notwithstanding anything contained herein to the contrary, Borrower may not select the LIBO Rate Option if an Event of Default exists.

                  (ii) Interest Payments. With respect to any Base Rate
      Portion, accrued interest shall be payable, in arrears, (A) on the first day of each calendar month, and (B) at maturity (whether by acceleration or otherwise) of the Revolving Loans. With respect to any LIBO Rate Portion (and if the Interest Period applicable thereto is longer than three (3) months, also ninety (90) days after the be-inning of such Interest Period), accrued interest shall be payable (A) on the last day of the applicable Interest Period for such LIBO Rate Portion, and (B) at maturity (whether by acceleration or otherwise) of the Revolving Loans.

                  (iii) Conversion or Continuation.

                        (a) Subject to the provisions of this Agreement,
            Borrower shall have the option (A) as of any date to convert all or any part of its outstanding Base Rate Portion, if any, into one or more LIBO Rate Portions; (B) as of the last day of its applicable Interest Period, to convert all or any part of a LIBO Rate Portion to a Base Rate Portion on such expiration date; or (C) as of the last day of any Interest Period, to continue all or any part of a LIBO Rate Portion, and, in the case of clauses (B) and (C) of this paragraph, the succeeding Interest Period of such continued LIBO Rate Portion shall commence on such expiration date; provided, however, no outstanding portion of the Revolving Loans may be continued as, or be converted into, a LIBO Rate Portion (i) if the continuation of, or the conversion into such LIBO Rate Portion, would violate any of the provisions of Section 3.1(1)(A)(v) of this Schedule or (ii) if as of such date a Default or an Event of Default would occur or has occurred and is continuing.

                        (b) To convert or continue a LIBO Rate Portion under
            this Section 3.1(I)(A)(iii). Borrower shall deliver a Notice of Conversion/Continuation, in the form of Exhibit A attached hereto and incorporated herein by this reference, to Lender no later than 10:00 a.m. (Los Angeles time) at least three (3) Business Days in advance of the proposed conversion/continuation date. A Notice of Conversion/Continuation shall specify (A) the proposed conversion/continuation date (which shall be a Business Day), (B) the amount of the principal portion of the Revolving Loans to be converted/continued, and (C) whether such portion shall be converted and/or continued. In lieu of delivering a Notice of Conversion/Continuation, Borrower may give Lender telephonic notice of any proposed conversion/continuation by the time required under this Section 3.l(I)(A)(iii), and such notice shall be confirmed in writing delivered to Lender promptly (but in no event later than 3:00 p.m. (Los Angeles time) on the same Business Day). Any Notice of Conversion/Continuation delivered by Borrower (or telephonic notice in lieu thereof) shall be irrevocable when given pursuant to this clause (b) (whether given in writing or by telephone), and Borrower shall be bound to convert or continue in accordance therewith.

                  (iv) Computation of Interest. In computing interest, the date of the making of the Revolving Loans, the first day of an Interest Period or the date of any conversion into the Base Rate Portion, as the case may be, shall be included and the date of payment, the expiration date of the Interest Period or the date of any conversion from the Base Rate Portion, as the case may be, shall be excluded so long as payment is timely received in accordance with this Agreement.

                  (v) Special Provisions Governing Borrower's Selection of the LIBO Rate-Option. With respect to the LIBO Rate Portion:

                        (a) Amount of LIBO Rate Portion. Each LIBO Rate Portion
            shall be for a minimum amount of One Million Dollars ($1,000,000) and in integral multiples of One Hundred Thousand Dollars ($100,000) in excess of that amount. Further, the aggregate outstanding principal amount of all LIBO Rate Portions shall not exceed the amount of Eleven Million Five Hundred Thousand and No/100 Dollars ($11,500,000).

                        (b) Determination of Interest Period. By giving notice
            as set fourth in Section 3.1(I)(A)(iii) of the Schedule, Borrower shall have the option, subject to the other provisions of this


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            Section 3.1(I)(A)(v), to select an interest period (each, an
            "Interest Period") to apply to each LIBO Rate Portion described in such notice, subject to the following provisions:

                              (1) Borrower may only select an Interest Period of
                  one (1), two (2), three (3) or six (6) months in duration;

                              (2) In the case of immediately successive Interest
                  Periods applicable to the LIBO Rate Portion, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                              (3) If any Interest Period would otherwise expire
                  on a day which is not a Business Day, such Interest Period shall be extended to expire on the next succeeding Business Day if the next succeeding Business Day occurs in the same calendar month, and if there will be no succeeding Business Day in such calendar month, the Interest Period shall expire on the immediately preceding Business Day;

                              (4) Borrower may not select an Interest Period as
                  to any LIBO Rate Portion if such Interest Period expires after a scheduled date of termination of this Agreement; and

                              (5) There shall be no more than three (3) Interest
                  Periods in effect at any one time.

                        (c) Determination of LIBO Rate. As soon as practicable
            on the second Business Day prior to the first day of each Interest Period (the "Interest Rate Determination Date"), Lender shall determine (pursuant to the definition of "LIBO Rate") the interest rate which shall apply to the LIBO Rate Portion for which an interest rate is then being determined and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower. Lender's determination shall be presumed to be correct, absent manifest error, and shall be binding upon Borrower, absent manifest error.

                  (vi) Special Provisions Governing LIBO Rate Portions. Notwithstanding any other provision of this Agreement, the following provisions shall govern with respect to LIBO Rate Portions as to the matters covered:

                        (a) In the event Lender shall have determined (which
            determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBO Rate Portions, that by reason of circumstances affecting the interbank Eurodollar market, adequate and fair means do not exist for determining the interest rate applicable to such LIBO Rate Portions on the basis provided for in the definition of LIBO Rate, Lender shall on such date give notice (by telecopy or by telephone confirmed in writing) to Borrower of such determination, whereupon (1) no Revolving Loans may be made as, or converted into, LIBO Rate Portions until such time as Lender notifies Borrower that the circumstances giving rise to such notice no longer exist and (2) any Notice of Conversion/Continuation given by Borrower with respect to the Revolving Loans in respect of which such determination was made shall be deemed to be modified by Borrower and the LIBO Rate Portions then being requested shall be made or continued by Lender as Base Rate Portions.

                        (b) If Lender shall have determined (which determination
            shall be final and conclusive and binding upon all parties), with respect to any LIBO Rate Portion and any pending Interest Period that by reason of (a) any change after the date hereof in any applicable law or governmental rule, regulation or order (or any interpretation thereof and including the introduction of any new law or governmental rule, regulation or order) or (b) other circumstances affecting Lender or the LIBO market or the position of Lender or its affiliates in such market (such as for example, but not limited to, official reserve requirements required by Regulation D to the extent not given effect in the LIBO Rate), the LIBO Rate shall no longer represent the effective pricing to Lender for U.S. Dollar deposits of comparable amounts for the relevant period, then, and in any such event, Lender shall promptly (and in any event as soon as possible after being notified of a borrowing, conversion or continuation) give notice (by telephone confirmed in writing) to Borrower of such determination. Thereafter, Borrower shall pay to Lender, upon written demand therefor, such additional amounts in the form of an increased interest rate of, or a different method of calculating, interest or otherwise as Lender shall reasonably determine. A certificate as to additional amounts owed Lender, showing in reasonable detail the basis for the calculation thereof, submitted in good faith and on a reasonable basis to Borrower by Lender shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto.

                        (c) If on any date Lender shall have reasonably
            determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its LIBO Rate Portions has become unlawful or impossible under any law, governmental rule, regulation or order with which Lender believes, in good faith, it must comply (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, Lender shall promptly give notice (by telephone confirmed in writing) to Borrower of that determination. Subject to the prior withdrawal of a Notice of Conversion/Continuation or prepayment of the LIBO Rate Portions as contemplated by the following subsection, the obligation of Lender to make or maintain the LIBO Rate Portions during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law and Borrower shall no later than the termination of the Interest Period in effect at the time any such determination pursuant to this subsection is made or, earlier, when required by law, repay or prepay the LIBO Rate Portions, together with all interest accrued thereon.

                        (d) In lieu of paying Lender such additional moneys as
            are required by Section 3.1(I)(A)(vi)(b) or the prepayment of Lender required by Section 3.1(I)(A)(vi)(c), Borrower may exercise any one of the following options:

                              (1) If the determination by Lender relates only to
                  LIBO Rate Portions then being requested by Borrower pursuant to a Notice of Conversion/Continuation, Borrower may by giving notice (by telephone confirmed in writing) to Lender no later than the date immediately prior to the date on which such LIBO Rate Portions are to be made, withdraw that Notice of Conversion/Continuation and the LIBO Rate Portions then being requested shall be made by Lender as Base Rate Portions; or

                              (2) Upon written notice to Lender, Borrower may
                  terminate the obligations of Lender to make or maintain the Revolving Loans as, and to convert the Revolving Loans into, LIBO Rate Portions and in such event, Borrower shall, prior to the time any payment pursuant to Section 3.1(I)(A)(vi)(c) is required to be made or if the provisions of Section 3.1(I)(A)(vi)(b) are applicable, at the end of the then current Interest Period, convert all of the LIBO Rate Portions into Base Rate Portions but without satisfying the advance notice requirements therein.

                        (e) Borrower shall compensate Lender, upon written
            request by Lender (which request shall set forth in reasonable detail the basis for requesting such amounts and which shall, absent manifest error, be conclusive and binding upon all parties hereto), for all reasonable losses, expenses and liabilities (including, without limitation, any loss (including interest paid) sustained by Lender in connection with the re-employment of such funds) Lender may sustain: (1) if for any reason (other than a default by Lender) a borrowing of any LIBO Rate Portions does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for borrowing or conversion/continuation therefor is given pursuant to Section 3.1(I); (2) if any prepayment of any LIBO Rate Portion occurs on a date that is not the last day of an Interest Period applicable to that LIBO Rate; (3) if any prepayment of any LIBO Rate Portion is not made on any date specified in a notice of prepayment given by Borrower; or (4) as a consequence of any other default by Borrower to repay any LIBO Rate Portions when required by the terms of this Agreement.

                        (f) Except as provided in Section 3.1(I)(A)(vi)(b) with
            respect to certain determinations on Interest Rate Determination Dates, if, after the date hereof by reason of, (1) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any treaty, law, rule, or regulation, or (2) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                              (1) Lender (or its applicable lending office)
                  shall be subject to any tax, duty, levy, cost or other charge (except for (i) taxes on the overall net income or alternative minimum taxable income of Lender or its applicable lending office imposed by the jurisdiction in which Lender's principal executive office or applicable lending office is organized, located or is doing business and (ii) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction and (iii) in the case of a foreign lender, any withholding tax that is imposed on amounts payable to such foreign lender) with respect to any LIBO Rate Portions or its obligations to make LIBO Rate Portions, or the recording, registration, notarization or other formalization of the LIBO Rate Portions or the basis of taxation of payments to Lender of the principal of or interest or commitment fees or any amount payable on any LIBO Rate Portions or its obligation to make LIBO Rate Portions shall change; or

                              (2) any reserve (including, without limitation,
                  any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender's applicable lending office shall be imposed on Lender or its applicable lending office or the interbank LIBO market, and as a result thereof there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining LIBO Rate Portions, or there shall be a reduction in the amount received or receivable by Lender or its lending office in respect of such LIBO Rate Portions, then Borrower shall from time to time, upon written notice from and demand by Lender, pay to Lender, within five
            (5) Business Days after receipt of such notice, demand and appropriate proof of such cost, additional amounts sufficient to indemnify Lender against such increased cost or reduced amount. A certificate as to the amount of such increased cost or reduced amount, submitted to Borrower by Lender, shall except for manifest error, be final, conclusive and binding for all purposes. Any payments to be made by Borrower under Section 3.1(I)(A)(vi)(b), 3.1(I)(A)(vi)(e) or 3.1(I)(A)(vi)(f) in respect of LIBO Rate Portions are to be without duplication.

                        (g) Calculation of all amounts payable to Lender under
            this Section 3.1(I)(A) shall be made as though Lender had actually funded its LIBO Rate Portion through the purchase of a LIBO deposit bearing interest at the LIBO Rate in an amount equal to the amount of that LIBO Rate Portion and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBO deposit from an offshore office to a domestic office in the United States of America; provided, however, that Lender may -------- ------- fund each of its LIBO Rate Portion in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 3.1(1)(A).

      B.    [RESERVED].

      II.   TERM A LOAN.

            Term Loan A shall bear interest (the "Term Loan A Interest Rate") at either a fixed rate per annum or a variable rate per annum, to be selected by Borrower no later than three (3) Business Days prior to the Closing. In the event Borrower elects that the Term Loan A Interest Rate throughout the term of the Loans shall be a fixed rate of interest, the Term Loan A Interest Rate shall be equal to the per annum rate offered on a five-year U.S. Treasury Note in effect as of three (3) Business Days prior to the Closing plus four and one-quarter percent (4.250%). The rate offered on a five-year U.S. Treasury Note shall be defined as the rate shown under the column heading "Ask Yld." for "Govt. Bonds & Notes" in the "Treasury Bonds, Notes & Bills" Section of The Wall Street Journal - Western Edition published on the third (3rd) Business Day prior to the Closing for the government bond or note with a maturity date in the same month and year as the Maturity Date, or, if there are more than one government bonds or notes with a maturity date in the same month and year as the Maturity Date, the highest of the rates shown in the "Ask Yld." column for any such bond or note, or, if there is no government bond or note with a maturity date in the same month and year as the Maturity Date, the average (rounded to the next highest basis point) of the rates shown in the "Ask Yld." column for the bonds or notes in the months preceding and following, the month in which the Maturity Date falls. In the event the Borrower elects that the Term Loan A Interest Rate throughout the term of the Loans shall be a variable rate of interest, (i) the Term Loan A Interest Rate shall be equal to the Base Rate plus one and one-quarter percent (1.250%), (ii) the interest rate chargeable shall be increased or decreased, as the case may be, without notice or demand of any kind, upon the announcement of any change in the Base Rate and (iii) each change in the Base Rate shall be effective hereunder on the first day following the announcement of such change, provided that, a cumulative change of less than one fourth of one percent (0.25%) shall not be considered. Regardless of whether a fixed or variable rate is chosen, interest on Term Loan A shall be calculated on the basis of a 360-day year and charged for the actual number of days elapsed.

      III.  CAPEX LOANS.

            The Capex Loans shall bear interest (the "Capex Loans Interest Rate") at either a fixed rate per annum or a variable rate per annum, to be selected by Borrower no later than three (3) Business Days prior to the Closing. In the event Borrower elects that the Capex Loans Interest Rate throughout the term of the Loans shall be a fixed rate of interest, the Capex Loans Interest Rate shall be equal to the per annum rate offered on a five-year U.S. Treasury
            Note in effect as of three (3) Business Days prior to the Closing plus four and one-quarter percent (4.250%). The rate offered on a five-year U.S. Treasury Note shall be defined as the rate shown under the column heading "Ask Yld." for "Govt. Bonds & Notes" in the "Treasury Bonds, Notes & Bills" Section of The Wall Street Journal - Western Edition published on the third (3rd) Business Day prior to the Closing for the government bond or note with a maturity date in the same month and year as the Maturity Date, or, if there are more than one government bonds or notes with a maturity date in the same month and year as the Maturity Date, the highest of the rates shown in the "Ask Yld." column for any such bond or note, or, if there is no government bond or note with a maturity date in the same month and year as the Maturity Date, the average (rounded to the next highest basis point) of the rates shown in the "Ask Yld." column for the bonds or notes in the months preceding and following the month in which the Maturity Date falls. In the event the Borrower elects that the Capex Loans Interest Rate throughout the term of the Loans shall be a variable rate of interest, (i) the Capex Loans Interest Rate shall be equal to the Base Rate plus one and one-quarter percent (1.250%), (ii) the interest rate chargeable shall be increased or decreased, as the case may be, without notice or demand of any kind, upon the announcement of any change in the Base Rate and (iii) each change in the Base Rate shall be effective hereunder on the first day following the announcement of such change, provided that, a cumulative change of less than one fourth of one percent (0.25%) shall not be considered. Regardless of whether a fixed or variable rate is chosen, interest on the Capex Loans shall be calculated on the basis of a 360-day year and charged for the actual number of days elapsed.

      IV.   OTHER FEES.

            A. Unused Line Fee. With respect to each calendar month or portion thereof during the term of this Agreement (excluding the calendar month in which this Agreement is executed), Borrower shall also pay Lender, on the first day of the next month, one-half percent (0.50%) per annum of the positive amount, if any, by which the Total Facility exceeded sum of the average aggregate daily balances of outstanding and unpaid Revolving Loans, Capex Loans and Term Loan A, which shall be deemed fully earned at the time of each payment.

            B. Collateral Monitoring, Fee. At the closing of this transaction and on the first day of each calendar quarter thereafter, Borrower shall pay Lender a collateral monitoring fee in an amount equal to one-quarter percent (0.250%) per annum of the amount of the Total Facility, which shall be deemed fully earned at the time of each payment.

            C. Closing Fee. At the Closing of this transaction, Borrower shall pay to Lender a closing fee in an amount equal to three-quarters percent (0.750%) of the amount of the Total Facility, which shall be deemed fully earned at the time of payment.

            D. Examination Fees. Borrower agrees to pay to Lender an examination fee in the amount of Six Hundred and No/100 Dollars ($600.00) per day per auditor in connection with each audit or examination of Borrower performed by Lender prior to or after the date hereof, plus all costs and expenses incurred in connection therewith (the "Examination Fee"). Without limiting the generality of the foregoing, Borrower shall pay to Lender an initial Examination Fee in an amount equal to Six Hundred and No/100 Dollars ($600.00) per day per auditor, plus all costs and expenses incurred in connection therewith. Such initial Examination Fee shall be deemed fully earned at the time of payment and due and payable upon the closing of this transaction, and shall be deducted from any good faith deposit paid by Borrower to Lender prior to the date of this Agreement.

================================================================================

REPORTING REQUIREMENTS (SECTION 5.2):

            Borrower shall provide Lender with (i) monthly agings and reconciliations of Receivables within ten (10) days after the end of each month; (ii) payables reports and inventory reports (including a perpetual inventory listing) within fifteen (15) days after the end of each month; and (iii) internally prepared, unaudited financial statements within thirty (30) days after the end of each month.

================================================================================

BORROWER INFORMATION:


      Borrower State of Incorporation (Section 12. 1): Arizona.

      Fictitious Names/Prior Corporate Names/Surviving Corporation (Section
      12.2):

            Prior Corporate Names: Perfect Interface (a division of Rockford Corporation).

            Fictitious Names: Rockford Acoustic Design (a division of Rockford Corporation); Rockford Corporation (a division of Rockford Corporation), Hafler Professional (a division of Rockford Corporation), Connecting Punch (a division of Rockford Corporation); and Rockford Fosgate (a division of Rockford Corporation).

            Company Merged, Consolidated, or whose Assets All Acquired:
            Carbonneau; David Hafler Company.

Borrower Locations (Section 12.16):    (1) Chief Executive Office and Principal
                                       Place of Business: 648 South River Drive,
                                       Tempe, Arizona 85281.

                                       (2) 546 South Rockford Drive, Tempe,
                                       Arizona 85281.

                                       (3) 2075/2055 E. Fifth Street, Tempe,
                                       Maricopa County, Arizona 85281.

                                       (4) 609 Myrtle NW, Grand Rapids, Kent
                                       County, Michigan 49504.

                                       (5) 600 Webster NW, Grand Rapids, Kent
                                       County, Michigan 49504.

                                       (6) Im Finigen 5, 28832 Achim, Bremen,
                                       Germany.

                                       (7) Citilink Warehouse Complex, 102E
                                       Pasar Panjang Road, #07-06, Singapore
                                       118529.

                                       (8) 514-1, Hiata, Kannami-cho,
                                       Tagata-gun, Shizuoki-Ken, 419-01, Japan.

================================================================================

PERMITTED ENCUMBRANCES (SECTION 11.1):

      "Permitted Encumbrances" includes only (a) the Senior Notes, (b) purchase money security interests in specific items of Equipment identified in the following UCC Financing Statements:


                                        ORIGINAL        SECURED
        JURISDICTION         FILE NO.    FILING          PARTY               COLLATERAL
                                          DATE
        ------------         --------   --------   ----------------   --------------------------
   Michigan Sec'y of State   D224300    04/23/97   Breton Financial   Copier
                                                   Company
   Michigan Sec'y of State   D164060    11/21/96   Crown Credit       Forklift (filed against
                                                   Company            Company Rockford Acoustic)


, and (c) leases of specific items of Equipment identified in the following UCC Financing Statements:

                                          ORIGINAL
        JURISDICTION         FILE NO.      FILING             SECURED PARTY
                                            DATE
        ------------         --------      ------             -------------
   Arizona Sec'y of State     665657      05/28/91   Eaton Financial Corporation
   Arizona Sec'y of State     688004      12/09/91   Pitney Bowes Credit Corp.
   Arizona Sec'y of State     768139      12/10/93   Toyota Motor Credit Corporation
   Arizona Sec'y of State     777356      03/01/94   Center Capital Corporation
   Arizona Sec'y of State     780892      03/29/94   Center Capital Corporation
   Arizona Sec'y of State     784236      04/26/94   Center Capital Corporation/
                                                     New England Capital Corporation
   Arizona Sec'y of State     795505      07/26/94   New England Capital Corporation
   Arizona Sec'y of State     808969      11/15/94   Heller Financial Leasing, Inc.
   Arizona Sec'y of State     813814      12/27/94   Norstan Financial Services, Inc.
   Arizona Sec'y of State     827692      04/17/95   Norwest Equipment Finance, Inc.
   Arizona Sec'y of State     834768      06/13/95   Newcourt Receivables Corporation
   Arizona Sec'y of State     835245      06/16/95   Norwest Equipment Finance, Inc.
   Arizona Sec'y of State     851741      10/24/95   Newcourt Receivables Corporation
   Arizona Sec'y of State     861154      01/03/96   Newcourt Receivables Corporation
   Arizona Sec'y of State     892561      04/08/96   Leasetec Systems Credit
   Arizona Sec'y of State     892738      04/09/96   Pitney Bowes Credit Corporation
   Arizona Sec'y of State     928332      07/30/96   Pitney Bowes Credit Corporation
   Arizona Sec'y of State     938674      10/08/96   MetLife Capital Corporation
   Arizona Sec'y of State     940168      10/21/96   M&I First National Leasing Corp.
   Arizona Sec'y of State     940617      10/23/96   MetLife Capital Corporation
   Arizona Sec'y of State     948997      12/24/96   First Sierra Financial
   Arizona Sec'y of State     949848      12/31/96   Data General Corporation
   Arizona Sec'y of State     962076      04/01/97   Data General Corporation
   Arizona Sec'y of State     962077      04/01/97   Data General Corporation
   Maricopa County, Arizona   88-484378   09/30/88   BancWest Equipment Leasing Services
   Recorder's Office                                 (re 613 S. Rockford)
   Michigan Sec'y of State    54858B      04/17/95   Norwest Equipment Finance, Inc.
   Michigan Sec'y of State    78935B      10/09/96   MetLife Capital Corporation
   Michigan Sec'y of State    62517B      11/02/95   Data General Corporation
   Michigan Sec'y of State    84166B      04/04/97   Data General Corporation
   Michigan Sec'y of State    C902716     11/04/94   Ervin Leasing Company
                                                     (filed against Rockford Acoustic Design)

================================================================================

FINANCIAL COVENANTS (SECTION 13.14):

                                    Borrower shall comply with all of the
                                    following covenants. Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:

      Debt Service Coverage Ratio.  Maintain a Senior Debt Coverage Ratio of no
                                    less than 1.30 to 1.0 and maintain a Total
                                    Contractual Debt Coverage Ratio of no less than 1.0 to 1.0. For Borrower's fiscal year ending December 31, 1997, the foregoing covenants shall be tested using Borrower's fiscal year-to-date financial information but on annualized basis; for Borrower' fiscal years ending after such date, the foregoing covenants shall be tested monthly on a rolling and trailing twelve (12) month basis.

      EBITDA. Maintain, on a consolidated basis, EBITDA of no less than Three Million Dollars ($3,000,000). The foregoing covenant shall be tested monthly, beginning with the period ending on December 31, 1997, on a rolling and trailing twelve (12) month basis.

================================================================================

ADDITIONAL COVENANTS (SECTION 13.15):

                                    Should any Person who has executed and
                                    delivered to Lender a Support Agreement
                                    cease employment with Borrower, Borrower shall within 30 days following such cessation obtain an executed Support Agreement, in form and substance acceptable to Lender in its sole discretion, from such Person's replacement or another officer of Borrower of similar responsibilities.

================================================================================

NEGATIVE COVENANTS (SECTION 14):

      Capital Expenditures:         Borrower shall not make or incur any Capital
                                    Expenditure (exclusive of (i) Capital
                                    Expenditures financed solely by one or more
                                    Capex Loans and (ii) the Equipment Lease
                                    Termination Advance) if, after giving effect thereto, the aggregate amount of all such Capital Expenditures by Borrower in any fiscal year would exceed the sum of (a) One
                                    Million Five Hundred Thousand and No/100
                                    Dollars ($1,500,000.00) plus (b) from and after the first (1st) anniversary of the date hereof but before the third anniversary of the date hereof, purchase money
                                    Indebtedness, Capital Lease expenditures and so-called "off-balance sheet" obligations with respect to Equipment financing
                                    (collectively, "Financed Capex") in the
                                    aggregate amount of One Million and No/100
                                    Dollars ($1,000,000.00). The "Equipment
                                    Lease Termination Advance" means the advance to be made at the Closing in full and complete satisfaction of Borrower's
                                    Equipment leases with First Interstate Bank of Arizona, N.A. and its successors-in-interest in the approximate aggregate amount of $562,904 covering
                                    Equipment identified in UCC File Nos. 861145
                                    & 890606, filed with the Arizona Secretary of State on January 3, 1996 and March 26,
                                    1996, respectively, and UCC File No.
                                    D079670, filed with the Michigan Secretary of State on April 1, 1996. Borrower shall give Lender not less than thirty (30) days written notice of any proposed Financed
                                    Capex expenditure.

      Compensation:                 Borrower shall not pay total compensation,
                                    including salaries, withdrawals, fees,
                                    bonuses, commissions, drawing accounts and other payments, whether directly or indirectly, in money or otherwise, during any fiscal year in an amount in excess of One Million One Hundred Thousand and No/100
                                    Dollars ($1,100,000.00) to the following executives, officers and directors of
                                    Borrower (and any relative and/or
                                    replacement in title thereof): Dan McLeod, James M. Thomson, David Boshes, David
                                    Richards, Ron Trout and Jim Strickland.

        Subsidiaries:               Borrower will not create or permit to exist
                                    any Subsidiary, other than any Subsidiary in existence on the date hereof and disclosed to Lender in writing.

        Management Fees:            Borrower shall not pay to any Person any
                                    fee, commission or other compensation
                                    related to the management of Borrower's
                                    business; provided, however, that Borrower may pay a management fee to 3G, pursuant to Borrower's agreement with 3G, in an amount not to exceed Three Hundred Sixty Thousand and No/100 Dollars ($360,000.00) per fiscal year of Borrower (the "Base Management
                                    Fee"), provided that such payments are made solely in compensation for services rendered to Borrower by W. Gary Suttle; provided further, however, that as long as no Default or Event of Default exists (or would exist as a result of such payment), Borrower may pay an additional management fee to 3G (over and about the amount of the Base Management
                                    Fee), pursuant to Borrower's agreement with 3G, in an amount not to exceed One Hundred
                                    Twenty Thousand and No/100 Dollars
                                    ($120,000.00) per fiscal year of Borrower, provided that such payments are made solely in compensation for services rendered to Borrower by W. Gary Suttle.

        Change in Ownership:        Without Lender's consent, which may be
                                    withheld at Lender's sole discretion,
                                    Borrower will not issue or sell any stock of Borrower so as to cause the Control Group, on a fully-diluted basis, to own less than sixty-five percent (65.0%) of Borrower's voting and non-voting stock, and Borrower will not permit or suffer to occur the sale, transfer, assignment, pledge or other disposition of any or all of the issued and outstanding shares of stock or other evidence of ownership of Borrower so as to cause the Control Group, on a fully-diluted basis, to own less than sixty-five percent
                                    (65.0%) of the issued and outstanding shares of common stock or other evidence of ownership of Borrower.

        Indebtedness:               Borrower shall not create, incur, assume or
                                    permit to exist any Indebtedness (including
                                    Indebtedness in connection with Capital
                                    Leases), other than (i) from and after the first (1st) anniversary of the date hereof but before the third anniversary of the date hereof, no more than the amount of One
                                    Million and No/100 ($1,000,000) per fiscal year of Borrower solely in connection with permitted Financed Capex expenditures as more fully described in the paragraph labeled "Capital Expenditures" in this
                                    Section 14, (ii) the Obligations, (iii)
                                    trade payables and other contractual
                                    obligations to suppliers and customers
                                    incurred in the ordinary course of business and (iv) other Indebtedness existing on the date of this Agreement and reflected in the Prepared Financials (other than Indebtedness paid on the date of this Agreement from proceeds of the initial advances hereunder).

================================================================================

TERM (SECTION 16.1):

                                    The initial term of this Agreement shall be three (3) years from the date hereof (the "Initial Term") and shall be automatically renewed at the discretion of Lender for successive periods of one (1) year each (each, a "Renewal Term"), unless earlier terminated as provided in Section 16 or 17 above or elsewhere in this Agreement.

                                    Upon the expiration of the Initial Term (if not renewed) or any Renewal Term (if not renewed), or the earlier termination of this Agreement as provided in Section 16 or 17 above or elsewhere in this Agreement, all Obligations shall be immediately due and payable.

TERMINATION FEE (SECTION 16.4):

                                    (a) Termination Fee. The Termination Fee provided in Section 16.4 shall be, with respect to the Revolving Loans, an amount equal to the following percentage of the average daily outstanding balance of the Obligations for the 180-day period (or lesser period if applicable) preceding the date of termination, and with respect to the Term Loans, an amount equal to the following percentage of the principal amount of such Term Loans prepaid:

                                        (i) three percent (3.0%), if such early
                                        termination occurs on or prior to the
                                        first anniversary of this Agreement;

                                        (ii) two percent (2.0%), if such early
                                        termination occurs after the first
                                        anniversary of this Agreement but on or
                                        prior to the second anniversary of this
                                        Agreement; and

                                        (iii) one percent (1.0%), if such early
                                        termination occurs alter the second
                                        anniversary of this Agreement.

                                    Notwithstanding the foregoing, in the event that such termination and prepayment is financed by Borrower's concluding a successful initial public offering, then the Termination Fee under paragraph (a)(i) above shall be one percent (1.0%), and under paragraphs (a)(ii) and (a)(iii) shall be zero percent (0%).

                                    (b) Loans Coterminous. Any termination of any of the Revolving Loans facilities shall be accompanied by (i) repayment in full of such Loan facility, (ii) termination and repayment in full of all other Loans and
                                    (iii) payment of the applicable Termination
                                    Fee.

                                    (c) Prepayment. Term Loan A and all Capex
                                    Loans then outstanding may be prepaid in full (but not in part) upon the payment of the applicable Termination Fee. Upon such prepayment, the Capex Loans facility shall be automatically terminated.

                                    (d) Excess Cash Flow Prepayment. No
                                    Termination Fee shall be payable with
                                    respect to any prepayments required by
                                    Lender to be made out of Borrower's Excess
                                    Cash Flow pursuant to Section 7.7 hereof.

                                    (e) Make Whole Premium; Other Premiums. In the event Borrower elects that the Term Loan A Interest Rate shall be a fixed rate of interest, any prepayment of Term Loan A otherwise permitted hereunder (other than a prepayment made pursuant to Section 7.7 of this Agreement) shall also be accompanied by a payment equal to the Make Whole Premium with respect to Term Loan A. In the event Borrower elects that the Capex Loans Interest Rate shall be a fixed rate of interest, any prepayment of the Capex Loans otherwise permitted hereunder (other than a prepayment made pursuant to Section 7.7 of this Agreement) shall also be accompanied by a payment equal to the Make Whole Premium with respect to the Capex Loans. In any case, such Make Whole Premium shall be payable even if there is no Termination Fee due with respect to such prepayment. Any prepayment made with respect to a LIBO Rate Portion shall, among other things, be accompanied by the applicable premiums described in Section 3.1(I)(A)(vi)(e) of this Schedule.

================================================================================

ADDITIONAL DEFINITIONS (SECTION 18.1):

            "3G" means Grisanti, Galef & Goldress, Inc., a Nevada corporation.

            "Bartol" means those Persons who are descendants of or, in the case of non-individual Persons, entities which are controlled by descendants of, John G. and Carolyn S. Bartol.

            "Bartol Notel" means that certain $1,000,001 promissory note of Borrower, payable to Boulder Investors Limited Partnership, which note was issued pursuant to that certain Bridge Loan Conversion and Extension Agreement dated as of July 1, 1996 by and between Borrower and Boulder Investors Limited Partnership.

            "Base Rate" means the per annum rate of interest announced publicly by Citibank, N.A., from time to time as its "base rate" (or any successor thereto), which may not be such institution's lowest rate. Each change in the shall be effective hereunder on the first day following the announcement of such change, without notice of any kind.

            "Base Rate Option" means the interest rate option described in
      Section 3.1(I)(A)(i)(a) of the Schedule.

            "Base Rate Portion" means the portion of the Revolving Loans, if any, which bears interest at the rate described in Section 3.1(I)(A)(i)(a) of the Schedule.

            "Business Day" means any day on which commercial banks in both Los Angels, California and Phoenix, Arizona are open for business; provided that with respect to all notices, determinations, fundings and payments in connection with any LIBO Rate Portion of the Revolving Loans, a Business Day means any day that is also a day for trading by and between banks in U.S. Dollar deposits in the London interbank eurodollar market.

            "Capex Loans" has the meaning given to it in Section 1.2 of the Schedule.

            "Capex Loans Interest Rate" has the meaning given to it in Section 3.1(III) of the Schedule.

            "Capex Note" has the meaning given to it in Section 1.2 of the Schedule.

            "Eligible Foreign Finished Goods Inventory" means that portion of Eligible Inventory consisting of finished goods stored in warehouses acceptable to Lender in its sole discretion and located in the cities of Bremen, Germany or Singapore.

            "Eligible Raw Materials Inventory" means that portion of Eligible Inventory consisting of raw materials stored in warehouses acceptable to Lender in its sole discretion and located in the cities of Tempe, Arizona and Grand Rapids, Michigan.

            "Eligible U.S. Finished Goods Inventory" means that portion of Eligible Inventory consisting of' finished goods stored in warehouses acceptable to Lender in its sole discretion and located in the cities of Tempe, Arizona and Grand Rapids, Michigan.

            "Excess Cash Flow" means Operating Cash Flow - Permitted less Total Contractual Debt Service.

            "Financed Capex" has the meaning given to it under the paragraph captioned "Capital Expenditures" under Section 14 of this Schedule.

            "Guarantor" means, jointly and severally, each Subsidiary.

            "Interest Period" has the meaning set forth in Section 3.1(I)(A)(v)(b) of the Schedule.

            "Interest Rate Determination Date" has the meaning set forth in
      Section 3.1(I)(A)(v)(c) the Schedule.

            "Inventory Loans" has the meaning given to it in Section 1.2 of the Schedule.

            "LIBO Rate" shall mean, for any LIBO Rate Portion the per annum rate of interest which is ordinarily reported on page 3750 of the Telerate Matrix (in U.S. Dollars) for a principal amount substantially equal to the amount of such LIBO Rate Portion and having a maturity comparable to the Interest Period proposed to be applicable to such LIBO Rate Portion, as quoted to Borrower by Lender, provided, however, if, for whatever reason, Lender shall be unable to ascertain the LIBO Rate pursuant to the preceding provisions, the LIBO Rate in such circumstances shall be the rate per annum determined by Lender by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of one percent) (i) the per annum rate of interest at which deposits in U.S. Dollars in an amount substantially equal to such LIBO Rate Portion and having a maturity comparable to the Interest Period proposed for such LIBO Rate Portion are offered Citibank, N.A. or its affiliates in the London interbank market at approximately 11:00 a.m. (London time) on the applicable Interest Rate Determination Date, by (ii) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the applicable Interest Rate Determination Date (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) which are required to be maintained by Lender.

            "LIBO Rate Option" shall mean the interest rate option described in
      Section 3.1(I)(A)(i)(b) of the Schedule.

            "LIBO Rate Portion" shall mean the portion of the Revolving Loans, if any, which bears interest at the rate described in subsection 3.1(I)(A)(i)(b) of the Schedule.

            "Loans" has the meaning given to it in Section 1.2 of the Schedule.

            "Margin" means, with respect to an advance of the Revolving Loans only, the per annum rate of interest by which the per annum rate of interest payable by Borrower to Lender exceeds the Base Rate or LIBO Rate, as applicable.

            "Maturity Date" means the third anniversary of the date of this Agreement.

            "Prepared Financials" means the balance sheets of Borrower as of May 31, 1997, and as of each subsequent date on which audited balance sheets are delivered to Lender from time to time hereunder, and the related statements of operations, changes in stockholder's equity and changes in cash flow for the periods ended on such dates.

            "Receivables Loans" has the meaning given to it in Section 1.2 of the Schedule.

            "Required Excess Cash Flow Payments" has the meaning set forth in
      Section 7.7 of this Agreement.

            "Revolving Loans" has the meaning given to it in Section 1.2 of the Schedule.

            "Seasonal Loans" has the meaning given to it in Section 1.2 of the Schedule.

            "Senior Debt Coverage Ratio" means, for the applicable period, the ratio of Borrower's Operating, Cash Flow - Actual to Borrower's Senior Contractual Debt Service, determined on a consolidated basis.

            "Senior Note" means a Rockford Corporation Senior Note Due February 3, 1999 (Renaming, Amending, And Replacing A 10.5% Convertible Debenture Due February 3, 1999) issued by Borrower to each of those holders of record, and in the original principal amount, shown on Exhibit E attached hereto and incorporated herein by this reference.

            "Subordinating Creditor" means each of 3G, the holder(s) of the Bartol Note, each Guarantor and each holder of a Senior Note.

            "Subsidiary" means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by Borrower, by Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries. Without in any way limiting the foregoing, "Subsidiary" shall include each of Rockford Europe Elektronik Vertriebs GmBH, Rockford Japan Corporation and Rockford Singapore Corporation.

            "Term Loan" means, as the context requires, either Term Loan A or the Capex Loans; and "Term Loans" means Term Loan A and the Capex Loans, collectively.

            "Term Loan A" has the meaning given to it in Section 1.2 of the Schedule.

            "Term Loan A Interest Rate" has the meaning given to it in Section 3.1(II) of the Schedule.

            "Term Note A" has the meaning given to it in Section 1.2 of the Schedule.

            "Total Contractual Debt Coverage Ratio" means, for the applicable period, the ratio of Borrower's Operating Cash Flow - Actual to Borrower's Total Contractual Debt Service, determined on a consolidated basis.

            "U.S. Dollars" means the currency of the United States of America.

================================================================================

TRADEMARKS, LICENSES AND PATENTS (SECTION 18.1):

                                 See Exhibit B, Exhibit C and Exhibit D attached hereto and incorporated herein by this reference for all purposes.

================================================================================

DISBURSEMENT (SECTION 19.12):

                                 Unless and until Borrower otherwise directs
                                 Lender in writing, all loans shall be wired to Borrower's operating account described in Exhibit G attached hereto and incorporated herein by this reference.

================================================================================

ADDITIONAL PROVISIONS:

                      1. The proceeds of the Loans shall be used to pay
               Borrower's senior Indebtedness to Wells Fargo Bank, to pay subordinated Indebtedness to Provident Mutual, to pay miscellaneous subordinated Indebtedness to certain noteholders and to provide additional working capital for Borrower's ongoing operational needs.

                      2. [RESERVED].

                      3. Notwithstanding anything to the contrary herein
               contained, Borrower shall have until the thirtieth (30th) day after the date hereof to complete the perfection of Lender's security interest in the domestic Trademarks, Licenses and Patents and those foreign Trademarks, Licenses and Patents selected by Lender in its sole discretion, and to cure any defects in title (if any) with respect to such Trademarks, Licenses and Patents. Without limiting any other provision of this Agreement, Borrower hereby agrees to execute such further instruments as may be necessary to effect the perfection of Lender's security interest pursuant to the Collateral Assignments.

                      4. Notwithstanding anything to the contrary herein
               contained, (a) Borrower shall have until October 1, 1997 to retire in full the Indebtedness owed to each holder of a Senior Note and evidenced by such Senior Note, (b) should Borrower fail to retire all such Indebtedness by such date, Lender shall have no further obligation to make any advances of the Loans until Borrower has excess borrowing availability under the Receivables Loans facility of not less than the aggregate sum of the outstanding and unpaid principal balance of all Senior Notes , after giving effect to payment in full of all of Borrower's suppliers to within sixty (60) days of such suppliers' respective written or agreed-upon terms of payment, and (c) should Borrower fail by the close of business on October 10, 1997 to either establish such excess borrowing availability or to retire in full all such Indebtedness, then Lender may, without limiting any other remedy available to it under this Agreement, declare an Event of Default.

                      5. Notwithstanding anything to the contrary herein
               contained, Borrower may make payments with respect to the Bartol Note, but only upon the terms and subject to the conditions herein contained: (a) provided no Default or Event of Default exists or would exist after giving effect to the proposed payment, Borrower may make regularly-scheduled monthly installments of interest with respect to the Bartol Note at a rate of interest not exceeding 11.0% per annum; (b) Borrower may make principal installments with respect to the Bartol Note not to exceed the amount of Two Hundred Thousand and No/100 Dollars ($200,000) in any one calendar month, but only upon the satisfaction of the following conditions precedent: (I) no Default or Event of Default exists or would exist after giving effect to the proposed payment; (ii) Borrower shall have excess borrowing ability (in addition to that set forth in Section 2.1 of this Schedule) under the Receivables Loans facility of not less of not less than Five Hundred Thousand and No/100 Dollars ($500,000) after giving effect to the proposed payment and after giving effect to payment in full of all of Borrower's suppliers to within sixty (60) days of such suppliers' respective written or agreed-upon terms of payment; (iii) Borrower's Total Contractual Debt Coverage Ratio, on a rolling and trailing twelve (12) month basis (and after annualizing the then Total Contractual Debt Service amount from the date of this Agreement to the then current date) shall be no less than 1.0 to
               1.0 both before and after giving effect to the proposed payment; and (iv) in no event may Borrower make any payment with respect to the outstanding principal balance of the Bartol Note before September 1, 1997.

                      6. Within five (5) business days after Closing, Borrower
               shall pay in full those Persons formerly holders of Senior Notes and identified in Exhibit F attached hereto and incorporated herein by this reference.



Borrower:                                          Lender:

ROCKFORD CORPORATION                        FINOVA CAPITAL CORPORATION


By      /ss/                                By     /ss/
  ----------------------------------          ----------------------------------

Name    James M. Thomson                    Name   Carleton S. Breed
    --------------------------------            --------------------------------

Title   Vice President Finance & CFO        Title  Vice President
     -------------------------------             -------------------------------

                                    EXHIBIT A

                       NOTICE OF CONVERSION/CONTINUATION1

                    [TO BE RE-TYPED ON BORROWER'S LETTERHEAD]

                           ____________________ , 199

               FINOVA Capital Corporation
               355 South Grand Avenue
               Suite 2400
               Los Angeles, California 90071


               Ladies and Gentlemen:

                        We refer to the Loan and Security Agreement dated as of June , 1997 (as the same may hereafter be amended, modified or supplemented, the "Loan Agreement") between FINOVA Capital Corporation and corporation (the "Borrower"). Capitalized terms used but not defined herein have the meanings given to them in the Loan Agreement.

               This letter represents the Borrower's request to [A: convert $ [must be a minimum of $1,000,000 and integral multiples of $100,000 in excess thereof] in principal amount of presently outstanding Revolving Loans bearing interest at the [Base Rate Option/LIBO Rate Option] [with an Interest Period expiration date of , 199 ] to Revolving Loans bearing interest at the [Base Rate Option/LIBO Rate Option] on , 199 .] [The Interest Period for such loans is requested to be a [one/two/three/six] month period. [B: continue as Revolving Loans bearing interest at the LIBO Rate Option $ [must be a minimum of $1,000,000 and integral multiples of $100,000 in excess thereof] with an Interest Period expiration date of , 199 . The interest Period for such loans is requested to be a [one/two/three/six] month period.] The Borrower hereby certifies that no Default or Event of Default has occurred and is continuing or will result from the proposed [conversion/continuation].


                                   Very truly yours,

                                   [Borrower]


                                   By______________________________________

                                   Its_____________________________________

----------

(1) To be delivered no later than 10:00 a.m. (Los Angeles time) at least three
(3) Business Days in advance of the proposed conversion/continuation date.

                                    EXHIBIT B

              PATENTS AND PATENT APPLICATION REGISTERED OR PENDING


       USA NUMBER                  NAME/DESCRIPTION
       5,339,362      Symmetry Amplifier Housing
                      (Control/Configuration/Circuitry)
        D315,832      Punch Heat Sink
       4,467,288      TransNova Audiopile Circuitry
        D368,253      Punch DSM
       4,323,736      MK1 Interface
       4,496,910      Pre-Amplifier Having Improved Sonic Performance

                                    EXHIBIT C

                TRADEMARKS, TRADEMARK REGISTRATION, TRADE NAMES,
                     TRADE NAME REGISTRATIONS, AND TRADEMARK
                           OR TRADE NAME APPLICATIONS

                              ROCKFORD CORPORATION
                                   TRADEMARKS

  JURISDICTION         NUMBER      NAME/DESCRIPTION
    Argentina        1,563,069     ROCKFORD FOSGATE (Label)
    Argentina        1,538,432     R (Label)
    Argentina        1,532,622     ROCKFORD FOSGATE
     Arizona           085784      ACOUSTAT
     Arizona           085786      PERFECT INTERFACE
     Arizona           085787      ROCKFORD FOSGATE
     Arizona           085785      THE DAVID HAFLER COMPANY
    Australia         633,189      DIAMOND R DESIGN
    Australia          633187      ROCKFORD FOSGATE
     Canada           446,636      DIAMOND R DESIGN
     Canada           447,053      PUNCH
     Canada           453,809      ROCKFORD FOSGATE
      Chile           468,372      R (Label)
    Columbia          188,834      DIAMOND R DESIGN
    Columbia           188203      ROCKFORD FOSGATE
     Finland           140187      R (Diamond Design)
     Finland           140186      ROCKFORD FOSGATE
     Germany         1,143,651     PUNCH
    Hong Kong         10769/96     DIAMOND R DESIGN
    Indonesia         314.889      ROCKFORD FOSGATE & Device
      Japan          04-120823     ROCKFORD FOSGATE (Stylized)
      Korea            210057      HAFLER
   Korea South         210056      ROCKFORD FOSGATE
   Korea South         210061      THE PUNCH WITH R
    Malaysia          2341/90      THE PUNCH
     Mexico            494651      PUNCH
     Mexico            484449      R LOGO
     Mexico            511146      ROCKFORD FOSGATE
     Mexico            494650      THE PUNCH
   New Zealand        238,328      DIAMOND R DESIGN
   New Zealand        238,327      PUNCH
   New Zealand        238,326      ROCKFORD FOSGATE
     Norway            173274      DIAMOND R DESIGN
     Norway            172799      PUNCH
     Norway            172971      ROCKFORD FOSGATE
    Paraguay           174854      PUNCH
    Singapore         S/113/90     DIAMOND R DESIGN
    Singapore          675/90      ROCKFORD FOSGATE
    Singapore         S/114/90     THE PUNCH
     Sweden            264191      DIAMOND R DESIGN
     Sweden          9,404,723     ROCKFORD FOSGATE
     Taiwan            527899      ACOUSTAT

     Taiwan            526760      DIAMOND R DESIGN
     Taiwan            526761      HAFLER
     Taiwan            537325      PUNCH
     Taiwan            660427      PUNCH POWER
     Taiwan            512327      ROCKFORD
     Taiwan            381791      ROCKFORD FOSGATE (Stylized)
     Taiwan            381800      THE PUNCH
    Thailand           129413      HAFLER
    Thailand           137875      R ACOUSTAT
    Thailand           137874      R PERFECT INTERFACE
    Thailand           147398      R ROCKFORD
    Thailand           97326       ROCKFORD FOSGATE THE PUNCH
     Turkey            160397      DIAMOND R DESIGN
     Turkey            160294      PUNCH
     Turkey            160238      ROCKFORD FOSGATE
 United Kingdom      1,561,888     DIAMOND R DESIGN
 United Kingdom      1,561,887     FOSGATE (Stylized)
 United Kingdom      1,561,902     ROCKFORD (Stylized)
 United Kingdom      1,561,782     ROCKFORD FOSGATE (Stylized)
 United Kingdom      1,561,819     THE PUNCH (Stylized)
       USA           1,364,265     ACOUSTAT
       USA           1,695,594     BOOMER
       USA           1,956,529     EPX
       USA           1,573,000     HAFLER
       USA           1,592,841     PERFECT INTERFACE
       USA           1,514,462     PUNCH
       USA           2,013,318     PUNCH DSM
       USA           1,524,277     R (And Design)
       USA           2,005,905     RF PUNCH AND DESIGN
       USA           1,216,478     ROCKFORD FOSGATE
       USA           1,526,601     ROCKFORD FOSGATE (Stylized)
       USA           1,715,158     SERIES 1
       USA           1,801,415     SERIES 1
       USA           1,712,627     SYMMETRY
       USA           1,515,245     THE PUNCH
       USA           2,021,730     TOPAZ
       USA           1,961,961     TRANS-NOVA


                    ROCKFORD EUROPE ELEKTRONIK VERTRIEBS GMBH

                                   TRADEMARKS

    JURISDICTION           NUMBER       NAME/DESCRIPTION
      Germany            2,082,761      DIAMOND R DESIGN
      Germany            2,076,321      PUNCH
      Germany            2,076,872      ROCKFORD FOSGATE
      Germany            2,076,871      THE PUNCH
   International         IR 646 247     DIAMOND R DESIGN
   International         IR 647 284     PUNCH
   International         IR 646 695     ROCKFORD FOSGATE
   International         IR 646 246     THE PUNCH

                                    EXHIBIT D

                               LICENSE AGREEMENTS

                                      None.

                                    EXHIBIT E

                               SENIOR NOTE HOLDERS

            Holder of Record                         Original Note Amount
            ----------------                         --------------------
            GST Exempt Trust                               $170,000

            Boulder Investors Limited Partnership          $125,000

            Ron Trout                                      $  1,000

            Darrell W. Chapman                             $  4,000

            Graham Humes                                   $ 40,000

            Francis E. & Suzette E. Baird                  $ 20,000

            Gordon A. Jr. & Blair B. MacInnes              $ 50,000

            Sharon Dedrick                                 $  5,000
                                                           --------
            TOTAL:                                         $415,000

                                    EXHIBIT F

                         FORMER HOLDERS OF SENIOR NOTES

                 Holder of Record                Original Note Amount
                 ----------------                --------------------
                 Robert F. & Marva S. Pothier          $20,000

                 Scott M. & Kathy K. Carter            $30,000

                 Robert A. & Jan F. Langford           $ 7,000

                 Mark C. Quale                         $14,000

                 Patricia M. Keeling                   $ 4,000

                 Douglas C. & Carola A. Morby          $ 2,000
                                                       -------
                 TOTAL:                                $77,000

                                    EXHIBIT G

                         BORROWER'S WIRING INSTRUCTIONS



Rockford Corporation

Account Name:                Rockford Corporation
Account Number:              415 954 1820
Bank Name:                   Wells Fargo Bank Arizona -- Phoenix, Arizona
Bank Routing Number:         121 000 248

Swift Code:                  USFIAZ 55 (Arizona Swift ID)